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                                                                  EXHIBIT 10.37

              [Letterhead of Platinum Underwriters Holdings, Ltd.]

November 1, 2002

RenaissanceRe Holdings Ltd
Renaissance House
8-12 East Broadway
Pembroke HM 19
Bermuda

                   TRANSFER RESTRICTIONS, REGISTRATION RIGHTS
                            AND STANDSTILL AGREEMENT

Ladies and Gentlemen:

      Pursuant to an Investment Agreement, dated September 20, 2002, among Platinum Underwriters Holdings, Ltd, a Bermuda company (the "Company"), The St. Paul Companies, Inc. ("St. Paul") and the Purchaser identified therein ("Purchaser") (the "Investment Agreement"), the Company has agreed to sell to Purchaser or its permitted assignees, and Purchaser has agreed to purchase from the Company, (i) 3,960,000 Common Shares, par value $0.01 per share, of the Company and, in certain circumstances described in the Investment Agreement, has the right to purchase up to an additional 594,000 Common Shares (collectively, the "Shares") and (ii) an option (the "RenRe Option") to purchase up to 2,500,000 additional Common Shares pursuant to the RenRe Option Agreement attached as Exhibit B to the Investment Agreement.

      Unless the context otherwise requires, each reference herein to the Securities Act, the Exchange Act or Rule 144 (or any other rule, regulation or form promulgated under either such statute) shall be deemed to mean, as of any time, such statute, rule, regulation or form as then in effect, after all amendments thereto, or, if not then in effect, any successor statute, rule, regulation or form as then in effect, after all amendments thereto.

      The Company and Purchaser are entering into this Agreement to define the future relationship between the Company and Purchaser and in consideration of the mutual covenants and agreements contained herein.

1. Certain Definitions. As used in this Agreement, the following capitalized terms have the respective meanings set forth below:

      "Affiliate" means, with respect to one person, any other person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such person.

      "Beneficial owner" and "beneficially own" means, with respect to any person


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      (i) securities that such person or any of such person's Affiliates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided that a person shall not be deemed the "beneficial owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such person or any of such person's Affiliates until such tendered securities are accepted for payment, purchase or exchange, (B) any security as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (1) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

      (ii) securities that are beneficially owned, directly or indirectly, by any other person (or any Affiliate thereof) with which such person (or any of such person's Affiliates) has any agreement, arrangement or understanding (whether or not in writing, but excluding customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities until the expiration of forty days after the date of such acquisition), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (i) above) or disposing of any Voting Securities.

      "Common Shares" means the common shares, par value U.S. $0.01 per share, of the Company.

      "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

      "Purchaser Group" means RenRe and its Subsidiaries at such time.

      "Registrable Shares" means, at any time, any and all Common Shares owned by the Purchaser Group, whether issued to RenRe pursuant to the Investment Agreement or the RenRe Option or otherwise acquired, as the case may be, other than shares that have ceased to be Registrable Shares. Common Shares cease to be Registrable Shares (a) when a registration statement with respect to the disposition of such shares has become effective under the Securities Act and such shares shall have been disposed of pursuant to such registration statement, or (b) when such shares have been sold pursuant to Rule 144 under the Securities Act.

      "Registration Expenses" means any and all expenses incident to performance of or compliance with the demand rights set forth in Section 3(a) and piggy-back rights set forth in Section 3(b), including, (a) all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees,
(b) all fees and expenses of complying with state securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Shares), (c) the cost of printing or preparing any registration statement, prospectus, offering circular, agreement among underwriters, underwriting agreement, blue sky memorandum, share certificates and any other


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documents in connection with the offering, purchase, sale and delivery of the
Registrable Shares, (d) the costs and charges of any transfer agent and registrar and any custodian or attorney-in-fact appointed to act on behalf of Purchaser, (e) all messenger and delivery expenses of the Company, (f) the reasonable fees and expenses of any qualified independent underwriter, (g) the reasonable fees and disbursements of counsel for the Company and the Company's independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance and (h) any road show and marketing expenses; provided that Purchaser shall pay the fees and disbursements of its own counsel, if any, and all underwriting discounts, commissions and transfer taxes, if any, relating to the sale or disposition of its Registrable Shares.

      "Securities Act" means the U.S. Securities Act of 1933, as amended.

      "Subsidiary" means, as to any person, (i) any corporation 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such person and/or one or more Subsidiaries of such person and (ii) any other person in which such person and/or one or more Subsidiaries of such person has a 50% equity interest at the time.

      "Voting Securities" means securities of the Company with the power to vote with respect to the election of directors generally, including, without limitation, Common Shares (or, where reference is made to the "voting securities of another corporation," such term shall mean securities that are generally entitled to vote in the election of directors of such other corporation).

      "Wholly Owned Subsidiary" means, as to any person, (i) any corporation 100% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (ii) any other person in which such person and/or one or more Wholly Owned Subsidiaries of such person has a 100% equity interest at the time.

2. Restrictions on Transfers.

      (a) Purchaser agrees that, prior to the first anniversary of the Closing (as defined in the Investment Agreement), it will not, directly or indirectly, sell, transfer or otherwise dispose of any of the Shares or any interest therein, except that Purchaser may transfer Shares under the following circumstances:

      (i) to any Wholly Owned Subsidiary of Purchaser that enters into a standstill agreement with the Company containing terms and conditions substantially identical to those in this Agreement, provided that any such transferee shall not, at the time of the transfer or at any time thereafter, be other than a Foreign Corporation (as such term is defined in the Investment Agreement) and a Qualified Institutional Buyer (as such term is defined in


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      Rule 144A under the Securities Act), and in any case in accordance with all applicable law;

      (ii) pursuant to any tender offer or exchange offer which is recommended by the Board of Directors of the Company; or

      (iii) in a transfer by operation of law upon consummation of a merger or consolidation of Purchaser into another person.

      (b) Notwithstanding anything to the contrary in this Agreement, Purchaser may not, at any time, directly or indirectly, sell, transfer or otherwise dispose of more than 9.9% of the Common Shares outstanding at the time of such sale, transfer or other disposition to any person that generates 50% or more of its gross revenue in its most recent fiscal year for which financial statements are available, by writing property or casualty insurance or reinsurance, except in the following circumstances: (i) in connection with any tender offer or exchange offer made to all holders of outstanding Common Shares; (ii) to a Wholly Owned Subsidiary of Purchaser provided that such Wholly Owned Subsidiary agrees in writing with the Company to the same transfer restrictions as are contained in this Section 2; or (iii) in a transfer by operation of law upon consummation of a merger or consolidation of Purchaser into another person.

      (c) For the avoidance of doubt, no transfer of Shares, RenRe Option Shares or the RenRe Option or any interest therein pursuant to this Section 2 or pursuant to the Option Agreement shall result in any increase in the number of Demand Requests (as defined below) available.

3. Registration Rights.

      (a) Demand Rights.

            (i) From and after the first anniversary of the Closing (unless the Company consents to an earlier date, such consent not be unreasonably withheld), Purchaser has the right, on four occasions, to require the Company to file a registration statement on Form S-1, S-2 or S-3 (or Form F-1, F-2 or F-3) or any similar or successor to such Forms under the Securities Act for a public offering Registrable Shares, by delivering to the Company written notice, with a copy to St. Paul, stating that such right is being exercised, naming, if applicable, the members of the Purchaser Group whose Registrable Shares are to be included in such registration (collectively, the "Demanding Shareholders"), specifying the number of each such Demanding Shareholder's Registrable Shares to be included in such registration and describing the intended method of distribution thereof (a "Demand Request"); provided that, from and after the fifth anniversary of the Closing, Purchaser has the right to two additional Demand Requests if on such date Purchaser is the beneficial owner (directly or indirectly) of more than 9.9% of the Common Shares then outstanding. Upon receipt of a Demand Request, the Company shall use its reasonable best efforts to promptly effect the registration under the Securities Act of the Registrable Shares included in the Demand Request to permit the Demanding Shareholders to sell or otherwise dispose of its Registrable Shares included in the registration in accordance with the method or methods of distribution intended by the Demanding Shareholders. The


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      rights and obligations of the parties listed under this Section 3(a)(i)
      are subject to the other provisions of this Agreement.

            (ii) The Company's obligations pursuant to Section 3(a)(i) above are subject to the following conditions:

                  (A) the Company is not obligated to fulfill a Demand Request if it has fulfilled a Demand Request received during the period of 12 months immediately preceding the date of receipt of such Demand Request;

                  (B) the Company is not obligated to fulfill a Demand Request unless the Demand Request is for such number of Registrable Shares with a market value that is equal to at least $50 million as of the date of such Demand Request, provided that the last Demand Request (as specified in Section 3(a)(i) of this Agreement) will not be subject to the limitations of this Section 3(a)(ii)(B);

                  (C) the Company shall, if requested by Purchaser, undertake a
            "road show" and other customary marketing efforts in connection with the sale of Registrable Shares pursuant to such registration, at such times and in such manner as Purchaser may reasonably request;

                  (D) the Company is not obligated to fulfill the requirements herein with regard to any registration relating to a Demand Request:

                        (1) during any period of time (not to exceed ninety (90)
                  days in the aggregate during any period of twelve (12) consecutive months) after the Company has determined to proceed with a Securities Act registration of any of its securities and is diligently proceeding to complete such registration or any offering of securities pursuant thereto (whether for its own account or that of any shareholder but excluding any registration on Form S-8 under the Securities Act or any similar or successor form) if, in the judgment of a nationally recognized investment banking firm (which may be acting as managing underwriter for any such offering or as financial advisor to the Company), the fulfillment of such requirements or such filing would have an adverse effect on the offering,

                        (2) during any period of time (not to exceed ninety (90)
                  days during any period of twelve (12) consecutive months) when the Company is in possession of material, non-public information that the Company would not be required to disclose publicly in the absence of any Securities Act registration of its securities, and the disclosure of which would be materially injurious to the Company, or

                        (3) during any period of time (not to exceed ninety (90)
                  days during any period of twelve (12) consecutive months) when the Company is engaged in, or has determined to engage in and is proceeding diligently with, any program for the purchase of, or any tender offer or exchange offer for, its capital securities, and determines, on advice of nationally


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                  recognized independent U.S. counsel knowledgeable in such
                  matters, that such program or offer and the requested registration may not proceed concurrently without violating Regulation M under the Exchange Act;

                  (E) the Company is not required to maintain the effectiveness of a registration statement filed pursuant to Section 3(a)(i) for a period in excess of 90 consecutive days, which period shall be tolled during any period in which the Company invokes its rights under Section 3(1); provided, however, that, from and after the third anniversary of the Closing and receipt thereafter by the Company of written instructions from Purchaser to such effect, in the case of any registration of Registrable Shares on Form S-3 or F-3 which are intended to be offered on a continuous or delayed basis, such 90-day period shall be extended until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (1) includes any prospectus required by Section 10(a) of the Securities Act or (2) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (1) and (2) above to be contained in periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act in the registration statement and provided further that Purchaser shall give the Company written notice, with a copy to St. Paul, at least ten business days prior to the beginning of any fiscal quarter in which Purchaser intends to attempt to sell, transfer or otherwise distribute any Common Shares pursuant to this subsection (E) which are offered on a continuous or delayed basis, which notice shall specify the aggregate number of Common Shares Purchaser intends to attempt to sell, transfer or dispose of in such fiscal quarter:

                  (F) and shall not be required to file or maintain any
            registration statement that permits a delayed or continuous offering to be made for more than 30 consecutive days, which period shall be tolled during any period in which the Company invokes its rights under Section 3(f), after such registration statement becomes effective;

                  (G) any underwriting agreement entered into in connection with any public offering pursuant to this Section 3 shall contain a provision pursuant to which the managing underwriter of any such public offering shall agree to use its reasonable best efforts to avoid selling Registrable Shares to any one person or group of related persons (other than another dealer acting as an underwriter or member of any selling group in connection with such public offering) if, as a result of such sale, any person would beneficially or of record own directly or indirectly through a foreign corporation, or constructively under applicable rules contained in the Internal Revenue Code of 1986, as amended (the "Code"), more than 9.9% of the Voting Securities; and


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                  (H) Purchaser is entitled to designate any one or more lawful methods of distribution permitted pursuant to the registration statement (including a firm commitment underwriting) to be the method of distribution for the registration pursuant to this Section 3(a), and Purchaser will sell its Registrable Shares included in the registration in the designated methods (and, in the case of any underwriting, on the same terms and conditions as the Company and any other selling shareholder); the intended methods of distribution shall be indicated in the Demand Request and shall be finally determined prior to filing the registration statement. In any distribution pursuant to a Demand Request involving an underwriter, Purchaser is entitled to select any nationally recognized investment banking firm to act as underwriter, provided that with respect to any Demand Requests and piggy-back registrations for which the Company bears the costs and expenses pursuant to Section 3(g), such selection of an underwriter by Purchaser is subject to the consent of the Company, such consent not to be unreasonably withheld.

            (iii) Subject to Section 3(c), the Company may elect to include in any registration statement filed pursuant to this Section 3(a) any Common Shares to be issued by it or held by any of its Subsidiaries or by any other shareholders only to the extent such shares are offered and sold pursuant to, and on the terms and subject to the conditions of, any underwriting agreement or distribution arrangements entered into or effected by the Demanding Shareholders.

            (iv) Purchaser may withdraw a Demand Request at any time. A Demand Request withdrawn pursuant to this Section 3(a)(iv) is deemed not to have been made for purposes of Section 3(a) and is of no further effect if and only if Purchaser pays or reimburses the Company for all expenses and costs incurred by the Company in connection with such Demand Request.

      (b) "Piggy-Back" Rights. If at any time after the Closing the Company proposes to register, for its own account or for the account of any shareholder, any Common Shares on a registration statement on Form S-1, S-2 or S-3 (or Form F-1, F-2 or F-3) or any similar or successor to such Forms under the Securities Act for purposes of a public offering of such Common Shares, other than pursuant to a Demand Request, Purchaser has the right to include any Registrable Shares in such registration. The Company shall give prompt written notice of any such proposal, including the intended method of distribution of such Common Shares, to Purchaser. Subject to Section 3(c), upon the written request (a "Piggy-Back Request") of Purchaser, given within fifteen (15) business days after the transmittal of any such written notice, the Company will use its reasonable best efforts to include in such public offering any or all of the Registrable Shares then held by Purchaser or, if applicable, the Purchaser Group, to permit the sale of such Registrable Shares pursuant to the intended method or methods of distribution; provided that any participation in such public offering by Purchaser must be on substantially the same terms as the Company's and each other shareholder's participation therein; and provided further, that the total number of Common Shares to be included in any such public offering may not exceed the Maximum Number (as defined below), and Common Shares must be allocated to give effect to this proviso as provided in Section 3(c). Purchaser has the right to withdraw a Piggy-Back Request by giving written notice to the Company of its election to withdraw such


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request at least five (5) business days prior to the proposed filing date of such registration statement. Each Piggy-Back Request by Purchaser must specify the members of the Purchaser Group whose Registrable Shares are to be included in the registration and the number of shares for each such member. The Company is entitled to select any nationally recognized investment banking firm as underwriter in a registration pursuant to this Section 3(b).

      (c) Allocation of Securities Included in a Public Offering. If the managing underwriter or placement agent for any public offering effected pursuant to Section 3(a) or Section 3(b) (or, if there is none, a nationally recognized investment banking firm acting as financial advisor to the Company) advises the Company and Purchaser in writing that the number of Common Shares sought to be included in such public offering (including those sought to be offered by the Company and those sought to be offered by St. Paul and Purchaser) exceeds the maximum number of Common Shares whose inclusion in such public offering would not be reasonably likely to have an adverse effect on the price, timing or distribution of the Common Shares included in such public offering (the "Maximum Number"), the Company shall allocate Common Shares to be included in such public offering up to the Maximum Number as follows:

            (i) in the case of any registration pursuant to Section 3(a), first to the Demanding Shareholders, subject, if applicable, to allocation below the Maximum Number in such manner as they may agree among themselves; then, as to any excess, to the Company; and

            (ii) in the case of any registration pursuant to Section 3(b), first to the Company for its own account; then to Purchaser and each other shareholder designated by the Company, subject to allocation below the Maximum Number pro rata according to the number of Registrable Shares held by the Purchaser Group or by such other shareholder, as the case may be.

Purchaser may allocate any allocation made to it pursuant to this Section 3(c) among the members of the Purchaser Group as it wishes. The Company may allocate any allocation made to it pursuant to Section 3(c)(i) among itself, its Subsidiaries and its shareholders as it wishes, and may allocate any allocation made to it for its own account pursuant to Section 3(c)(ii) among itself and its Subsidiaries as it wishes.

      (d) Indemnification.

            (i) The Company shall indemnify, to the extent permitted by law, and hold harmless Purchaser and each member of the Purchaser Group and each underwriter against any losses, claims, damages or liabilities, joint or several, or actions in respect thereof ("Claims"), to which such indemnified party may become subject, under the Securities Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, in any prospectus or preliminary prospectus included in such registration statement or in any amendment or supplement thereto filed with the SEC (collectively, "Registration Documents") or insofar as such Claims arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made


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therein not misleading, and will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such Claim as such expenses are incurred; provided that the Company is not liable in any such case to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use in the preparation of such Registration Document.

            (ii) In connection with any registration in which Purchaser is participating, Purchaser shall indemnify, to the extent permitted by law, and hold harmless the Company and each underwriter against any Claims to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or insofar as any claims arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that such indemnification is payable only if, and to the extent that, any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by or on behalf of Purchaser or any member of the Purchaser Group specifically for use in the preparation of such Registration Document.

            (iii) Any person entitled to indemnification under Section 3(d)(i) or (ii) above shall notify promptly the indemnifying party in writing of the commencement of any Claim if a claim for indemnification in respect thereof is to be made against an indemnifying party under this Section 3(d), but the omission of such notice shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under Section 3(d)(i) or (ii). In case any action is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party is entitled to participate in, and, to the extent that it chooses, to assume the defense thereof with counsel reasonably acceptable to the indemnified party, who may be counsel for the indemnifying party unless the indemnified party reasonably concludes such counsel would have a conflict of interest in representing both indemnified and indemnifying parties (provided, that the Company is not responsible for the fees and expenses of more than one counsel for all indemnified parties with respect to any Claim or group of Claims alleged to have arisen from similar facts); and, after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party is not liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party is not liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party may, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in


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respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

      (iv) If for any reason the foregoing indemnity is unavailable to, or is insufficient to hold harmless, an indemnified party in respect of any Claim, (a) if the indemnified party is an underwriter, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative benefits received by Purchaser and the Company, on the one hand, and the indemnified party, on the other, from the offering of securities to which such Registration Documents relate,
      (b) as between the Company and Purchaser, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative benefits to and the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions that resulted in such Claims, as well as any other relevant equitable considerations. If, however, the allocation provided in clause (a) or (b) of the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required by clause (iii) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect both the relative benefits and the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions that resulted in such Claims as well as any other relevant equitable considerations. The relative benefits received by Purchaser and the Company, on the one hand, and by the underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the securities (before deducting expenses) received by Purchaser and the Company, on the one hand, bear to the total underwriting discounts and commissions received by the underwriters, on the other hand, in connection with such offering. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) is entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (v) As a condition to their obligations under this Section 3(d), each of the Company and Purchaser must have received from each underwriter of Registrable Shares included in a registration statement filed under the Securities Act pursuant to Section 3(a) or 3(b) an undertaking to indemnify, to the extent permitted by law, and hold harmless the Company and Purchaser against (or if such indemnity is unavailable or is insufficient to hold harmless an indemnified party, to provide contribution, on substantially the same basis provided to such underwriter in accordance with Section 3(d)(iv), in respect of) any

      Claims to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or insofar as any claims arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that such indemnification (or contribution, as the case may be) shall be payable only if, and to the extent that, any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by or on behalf of such underwriter specifically for use in the preparation thereof. Notwithstanding the foregoing, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter otherwise has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The obligation of any underwriters to provide indemnification (or contribution, as the case may be) pursuant to this paragraph (v) shall be several in proportion to their respective underwriting commitments and not joint.

            (vi) The maximum liability of Purchaser to indemnify or contribute payments pursuant to this Section 3(d) may not exceed the aggregate net proceeds from the sale of Common Shares (including the sale of Common Shares, if any, pursuant to the exercise of an over-allotment option) to Purchaser in such registration.

            (vii) The obligations of the Company pursuant to this Section 3(d) are in addition to any liability which the Company may otherwise have and extends, upon the same terms and conditions, to each officer, director and general partner of any underwriter or Purchaser and to each person, if any, who controls any underwriter or Purchaser within the meaning of the Securities Act. The obligations of Purchaser pursuant to this Section 3(d) are in addition to any liability which Purchaser may otherwise have and extends, upon the same terms and conditions, to each officer, director and general partner of the Company, any underwriter and to each person, if any, who controls the Company or any underwriter within the meaning of the Securities Act. The obligations of any underwriter pursuant to this
      Section 3(d) are in addition to any liability which such underwriter may otherwise have and extends, upon the same terms and conditions, to each officer, director and general partner of the Company or Purchaser and to each person, if any, who controls the Company or Purchaser within the meaning of the Securities Act.

            (viii) The indemnification provisions set forth in this section are the sole and exclusive remedy of the parties hereto for any and all claims for indemnification under this Agreement.

      (e) Requirements with Respect to Registration. If and whenever the Company is required by the provisions hereof to use its reasonable best efforts to register any Registrable Shares under the Securities Act, the Company shall, as promptly as practicable:

            (i) Prepare and file with the SEC a registration statement with respect to such Registrable Shares and use its reasonable best efforts to cause such registration statement to become and remain effective for the periods specified herein.

            (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement current and to comply with the provisions of the Securities Act and any regulations promulgated thereunder with respect to the sale or other disposition of such Registrable Shares, for as long as a prospectus relating to any such Registrable Shares is required to be delivered under the Securities Act, subject to the limitation in Section 3(a)(ii)(F).

            (iii) Furnish to each member of the Purchaser Group participating in the offering copies (in reasonable quantities) of summary, preliminary, final, amended or supplemented prospectuses, in conformity with the requirements of the Securities Act and any regulations promulgated thereunder, and other documents as reasonably may be required in order to facilitate the disposition of such Registrable Shares, but only while the Company is required under the provisions hereof to keep the registration statement current.

            (iv) Use its reasonable best efforts to register or qualify the Registrable Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as the managing underwriter or placement agent (or, if none, Purchaser) shall reasonably request, and do any and all other acts and things which may be reasonably necessary to enable such managing underwriter, placement agent or Purchaser to consummate the disposition of the Registrable Shares in such jurisdictions; provided, however, that in no event is the Company required to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified; to execute or file any general consent to service of process under the laws of any jurisdiction; to take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the securities covered by the registration statement; or to subject itself to taxation in any jurisdiction where it has not theretofore done so unless the Company shall have received a reasonably satisfactory indemnity in respect thereto; or to subject itself to any insurance regulation in any jurisdiction in which it has not theretofore been so subject.

            (v) Notify Purchaser, at any time when a prospectus relating to any Registrable Shares covered by such registration statement is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, subject to the limitation in Section 3(a)(ii), promptly prepare and furnish to Purchaser and each underwriter a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of the Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            (vi) As soon as practicable after the effective date of such registration statement, and in any event within eighteen (18) months thereafter, make generally available to Purchaser an earnings statement (which need not be audited) covering a period of at least twelve (12) consecutive months beginning after the effective date of the registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act, including at the Company's option, Rule 158 thereunder.

            (vii) Deliver promptly to Purchaser, upon Purchaser's written request, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and permit Purchaser to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary. Purchaser agrees that it will use its reasonable best efforts not to interfere unreasonably with the Company's business when conducting any such investigation. Purchaser shall not, and shall not permit any member (other than a member controlling Purchaser) of the Purchaser Group and shall use its reasonable best efforts to cause any member of the Purchaser Group controlling Purchaser and any underwriter in connection with such offering not to, disclose any material non-public information received from the Company pursuant to this
      Section 3(e)(vii) unless such material non-public information becomes generally known on a non-confidential basis other than as a result of the breach of any obligation of confidentiality.

            (viii) The Company agrees that it will use its reasonable best efforts to obtain "cold comfort" letters from the Company's independent public accountants (including one letter when such registration statement goes effective and one at the closing) in customary form and covering such matters of the type customarily covered by such "cold comfort" letters.

            (ix) Enter into underwriting or placement agreements in the customary form, including, without limitation, representations and warranties and indemnification and contribution provisions for any underwriter or placement agent selling Registrable Shares hereunder.

            (x) Use its commercially reasonable efforts to qualify (and remain qualified) for registration on Form S-3 or F-3, as applicable.

      (f) Use of Registration Statement. Purchaser shall, and shall cause each other member (other than a member controlling Purchaser) of the Purchaser Group and shall use its reasonable best efforts to cause each member of the Purchaser Group controlling Purchaser and each underwriter in connection with any public offering to, upon receipt by Purchaser of the Company's notice pursuant to
Section 3(e)(v), promptly discontinue the disposition of Registrable Shares pursuant to the prospectus and registration statement contemplated by such notice, until such time as Purchaser and the underwriters have received copies of the amended or supplemented prospectus contemplated by Section 3(e)(v) and upon such receipt by Purchaser,

Purchaser shall, and shall use its reasonable best efforts to cause each underwriter in connection with any public offering to, deliver to the Company all copies in the possession of Purchaser or any such underwriter at the time of receipt by Purchaser of the Company's notice pursuant to Section 3(e)(v) of any prospectus covering Registrable Shares.

      (g) Expenses.

            (i) The Company shall pay (to the extent permitted by the Bermuda Companies Act 1981 as then in effect) the Registration Expenses (other than underwriting discounts and commissions, which shall be borne by Purchaser) incurred in connection with the first two Demand Requests, and Purchaser shall pay the Registration Expenses (including the underwriting discounts and commissions) incurred in connection with all other Demand Requests, provided that in each case, each of the Company and Purchaser shall pay the expenses of its own legal counsel and provided further, that to the extent the Company files a registration statement in response to a Demand Request made prior to the first anniversary of the Closing, Purchaser will pay the Registration Expenses (including the underwriting discounts and commissions) and such Demand Request shall not be considered one of the first two Demand Requests for purposes of this Section 3(g)(i).

            (ii) With respect to the Registration Expenses (other than underwriting discounts and commissions, which shall be borne by Purchaser) incurred in connection with any piggy-back registration under Section 3(b), Purchaser shall only pay such portion of such expenses that is equal to the fraction, (A) the numerator of which is the number of Registrable Shares registered (subject to any cutback) pursuant to the applicable Piggy-Back Request of Purchaser, and (B) the denominator of which is the total number of Common Shares registered under the applicable registration statement.

      (h) Certain Obligations of Purchaser. Purchaser shall provide such information to the Company as the Company may reasonably request in connection with any registration hereunder of Registrable Shares for Purchaser's account and shall dispose of any such Registrable Shares pursuant to any registration hereunder in the manner contemplated thereby, and shall notify the Company in writing if it becomes aware of any material change or inaccuracy in such information.

      (i) Transfer of RenRe Option. In the event Purchaser transfers the RenRe Option to one or more transferees pursuant to Section 6(c) of the RenRe Option Agreement, following execution by any such transferee and delivery to the Company of an instrument reasonably acceptable to the Company acknowledging that such transferee has become a party to this Agreement and assumed Purchaser's rights and obligations hereunder, all references herein to Purchaser with respect to Registrable Shares consisting of Common Shares issuable pursuant to the RenRe Option Agreement shall be deemed to apply (i) in the case of a transfer of the RenRe Option in whole, solely to the transferee of the RenRe Option and (ii) in the case of a transfer of the RenRe Option in part, collectively either to the transferees of the RenRe Option or, if Purchaser has retained a portion of the RenRe Option, to Purchaser and such transferee(s). The Company shall be entitled to rely solely upon the instructions of Purchaser or the transferee of the RenRe Option designated in writing by RenRe with respect to any rights granted hereunder to the holders of Registrable Option Shares. The number of demand and piggy back registration rights afforded Purchaser hereunder shall apply in aggregate to Purchaser and any and all said transferees, without any increase in the number of said demand and piggy back registration rights. There are no registration rights with respect to the RenRe Option itself.

      (j) Lock-up Arrangements. Purchaser agrees that, upon the request of the Company, it shall agree to any lock-up arrangement requested by any underwriter for up to a 90 day period following the effectiveness of any Securities Act registration statement covering the Company's capital securities (but excluding any registration on Form S-8 under the Securities Act or any similar successor form), provided, that if such registration statement relates to a public offering of Common Shares, other than pursuant to a Demand Request, Purchaser has the right to submit a Piggy-Back Request to the Company pursuant to Section 3(b) without regard to the notice requirement in such section.

      (k) Availability of Rule 144. The Company shall use its reasonable best efforts to ensure that the information requirement set forth in paragraph (c) of Rule 144 is satisfied so that the safe harbor provided by Rule 144 is available to Purchaser for all transfers of Registrable Shares made after the 90th day after the Company becomes subject to the reporting requirements of Section 13 of the Exchange Act. Upon request made by Purchaser at any time during such period, the Company will provide Purchaser with a written statement confirming that the Company has been subject to and has complied with the reporting requirements as provided in said paragraph (c), unless the Company has included such a statement in its then-latest annual or quarterly report filed with the SEC.

      (1) Termination of Certain Rights. The rights of Purchaser to make a Piggy-Back Request pursuant to Section 3(b) shall terminate on the first day after the Closing on which Purchaser does not have a right to make a Demand Request pursuant to Section 3(a) (the "Termination Date"); provided that, as to any Registrable Shares that are subject to a Demand Request or Piggy-Back Request duly delivered on or prior to the Termination Date, such termination will be delayed until such shares have been disposed of pursuant to such registration statement or such offering has been completed or abandoned.

4. Standstill and Voting Provisions; Share Repurchases.

      (a) Purchaser agrees that except as contemplated in the Investment Agreement, Purchaser and its Subsidiaries will not, and Purchaser will use its commercially reasonable efforts to cause its Affiliates and any officer, employee, agent or representative of Purchaser or such Affiliates (collectively, the "Representatives") to not, directly or indirectly, (i) advise or encourage any party or entity with respect to the voting of any Voting Securities in an attempt to cause a Change in Control of the Company, (ii) initiate or otherwise solicit shareholders of the Company for the granting of any proxy or the approval of one or more shareholder proposals, or induce any other party or entity to seek any proxy or to initiate any shareholder proposal, that in any case results or is designed to result in a Change in Control of the Company, or
(iii) directly or indirectly acquire, announce an intention to acquire, or agree to acquire, by purchase or otherwise, beneficial ownership of any Voting Securities, if, immediately after any such acquisition, Purchaser or any Subsidiary of Purchaser would beneficially or of record own, in the aggregate, more than 19.9% of the Voting Securities then outstanding, except with the prior written approval of the Company, provided, that nothing herein shall limit the ability of Purchaser or any of its Affiliates to discuss any matter, including a Change in Control of the Company, with St. Paul or any of its Affiliates. A "Change in Control" of the Company is deemed to have occurred if (i) any person or group (as defined for purposes of Section 13 of the Securities Exchange Act of 1934, as amended) (excluding the Company or any Subsidiary thereof) becomes the beneficial owner of more than 50% of the outstanding equity securities of the Company representing the right to vote for the election of directors or (ii) there shall occur a merger, consolidation or other business combination in which the Company is acquired (unless the shareholders of the Company immediately before such business combination own, directly or indirectly, immediately following such business combination, at least a majority of the combined voting power of the entity resulting from such business combination).

      (b) In the event that the Company determines to effect repurchases of its Common Shares (and, if applicable, New Securities, as defined below) in a repurchase program approved by its board of directors, then Purchaser must sell to the Company, on each day on which any Common Shares are so repurchased at a price equal to the average price of repurchases by the Company on such day, such number of Common Shares necessary to limit Purchaser's beneficial ownership interest in the Company to no more than 19.9% of the outstanding Voting Securities (on an Unadjusted Basis (as defined in the Company's bye-laws)) after all such repurchases, or such higher limit as the Company may approve in writing; provided, that Purchaser may require that any repurchases from it by the Company must be at the average purchase price of any repurchases effected by the Company on such day pursuant to Rule l0b-18 under the Exchange Act. The precise number of Common Shares to be repurchased by the Company from Purchaser will be rounded up to the nearest round lot number.

      (c) Notwithstanding anything in Section 4(b) to the contrary, if (i) Purchaser beneficially owns less than 19.9% of the outstanding Voting Securities on an Unadjusted Basis (as defined in the Company's bye-laws) or such higher limit as the Company may approve in writing other than as a result of any voluntary sale of Common Shares by Purchaser, and (ii) Purchaser thereafter purchases Common Shares to maintain such beneficial ownership level at 19.9% or such higher limit as the Company may approve in writing either (A) in accordance with its pre-emptive rights under Section 5 or (B) in the open market, in each case within 60 days after suffering such dilution, then any repurchases by the Company of its Common Shares in the period that is six months plus one day from the trade date of any such purchase by Purchaser in accordance with clause (A) or (B) may only be effected in a manner that either does not trigger Purchaser's obligation pursuant to Section 4(b) to sell back Common Shares to the Company, or would not result in any requirement by Purchaser to disgorge profits pursuant to Section 16(b) of the Exchange Act.

      (d) Purchaser shall use its commercially reasonable efforts to cause all Voting Securities beneficially owned directly or indirectly by it or any Subsidiary to be present for quorum purposes, in person or represented by proxy at every meeting of holders of Common Shares (or, if applicable, in any matter to be acted upon by written consent of shareholders without a meeting).

5. Pre-emptive Rights.

      (a) If the Company proposes to issue (a "Dilutive Transaction") any Common Shares or any securities convertible into or exchangeable for or carrying in any way the right to acquire Common Shares (the "New Securities"), Purchaser will have the right to subscribe for up to such number of New Securities as is necessary to maintain Purchaser's beneficial ownership interest in the Company at the same percentage owned immediately prior to the Dilutive Transaction (assuming conversion or exchange of the New Securities; provided, however, that Purchaser shall not have a right to subscribe for any New Securities if the ownership of such New Securities would cause Purchaser to beneficially own in excess of 19.9% of the outstanding Voting Securities, or such higher limit as the Company may approve in writing. The precise number of New Securities to be issued to Purchaser will be rounded up to the nearest round lot number. For the avoidance of doubt, the issuance of Common Shares upon the settlement of the Purchase Contracts forming part of the ESUs is deemed to be a Dilutive Transaction.

      (b) If the Company proposes to issue New Securities, it shall give Purchaser 30 days' written notice of its intention, describing the type and number of New Securities and the price and terms upon which the Company proposes to issue the same. Purchaser shall have ten days from the date of receipt of any such notice to agree to purchase up to Purchaser's pro rata share of New Securities specified above for the same price paid to the Company in connection with such Dilutive Transaction (i.e., less underwriting discounts and commissions) by giving written notice to the Company and stating therein the quantity of New Securities to be purchased provided, however, that in the connection with an Early Settlement (as such term is defined in the Purchase Contract Agreement) of the Purchase Contracts pursuant to Section 5.10 of the Purchase Contract Agreement, this Section 5(b) shall not apply, but the Company shall give the Purchaser prompt written notice of such Early Settlement.

      (c) In the event that Purchaser fails to exercise its pre-emptive right within the ten-day notice period, the Company shall have 120 days thereafter to sell the New Securities with respect to which Purchaser's pre-emptive right was not exercised, upon the same terms specified in the Company's notice to Purchaser (except that underwriting discounts and commissions may be paid), provided that the Company shall not be obligated to issue such New Securities. To the extent the Company does not sell all the New Securities offered within such 120-day period, the Company shall not thereafter issue or sell such New Securities without first again offering such securities to Purchaser in the manner provided above.

      (d) Notwithstanding anything in this Section 5 to the contrary, the parties hereby agree that

            (i) any New Securities issued pursuant to (A) any director or employee benefit plans of the Company or (B) any acquisition transaction engaged in by the Company are not to be deemed Dilutive Transactions and that, consequently, no preemptive rights will attach with respect to New Securities issued pursuant to clauses (A) and (B);

            (ii) Purchaser's pre-emptive rights to subscribe for New Securities will terminate without any further action by either party hereto at such time as Purchaser beneficially owns less than 6.25% of the outstanding Common Shares;

            (iii) Purchaser shall have no pre-emptive rights with respect to any proposed Dilutive Transaction if (A) to the extent a proposed Dilutive Transaction is an underwritten public offering, the underwriters request a reduction of the number of New Securities to be issued, or (B) prior to a Dilutive Transaction a nationally recognized investment bank mutually agreed by the parties advises Purchaser and the Company in writing that Purchaser exercising pre-emptive rights in connection with such Dilutive Transaction would materially hinder or interfere with such proposed Dilutive Transaction;

            (iv) with respect to any New Securities that are securities convertible into or exchangeable for or carrying in any way the right to acquire Common Shares ("Convertible New Securities"), the terms of such Convertible New Securities issuable to Purchaser upon exercise of the pre-emptive rights shall contain provisions which preclude conversion into or exchange for the underlying Common Shares until such time as Purchaser's ownership of Voting Securities measured immediately after such conversion or exchange is no more than 19.9% of the total number of outstanding Voting Securities, or such higher limit as the Company may approve in writing. Ownership for this purpose will be determined under
      Section 958 of the Code. These special limitations on conversions or exchanges shall lapse upon a transfer of the Convertible New Securities by Purchaser to a person with which Purchaser has no constructive ownership relationship under Section 958 of the Code; and

            (v) Purchaser shall have no pre-emptive rights in the event of an issuance of Common Shares upon the conversion or exchange of New Securities with respect to the issuance of which Purchaser had pre-emptive rights.

      (e) Cooperation.

            (i) For so long as Purchaser has the right to exercise any pre-emptive rights pursuant to this Section 5, each party hereto shall use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all governmental authorities and officials that may be or become necessary in connection with Purchaser's exercise of such rights, and will cooperate reasonably with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals. The parties hereto agree to cooperate reasonably, complete and file any joint applications for any authorizations from any governmental authorities reasonably necessary or desirable to effectuate the transactions contemplated by this Section 5. The parties hereto agree that they will keep each other apprised of the status of matters relating to the exercise of the pre-emptive rights contemplated under this Section 5, including reasonably promptly furnishing the other with copies of notices or other communications received by the Company or Purchaser, from all third parties and governmental authorities with respect to the pre-emptive rights contemplated by this Section 5.

            (ii) For so long as Purchaser has the right to exercise any pre-emptive rights pursuant to this Section 5, the Company and Purchaser agree to reasonably promptly prepare and file, if necessary, any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "DOJ") in order to enable Purchaser to exercise such pre-emptive rights under this Section 5. Each party hereby covenants to cooperate reasonably with the other such party to the extent reasonably necessary to assist in making any reasonable supplemental presentations to the FTC or the DOJ, and, if requested by the FTC or the DOJ, to reasonably promptly amend or furnish additional information thereunder.

            (iii) Any reasonable out-of-pocket costs and expenses arising in connection with actions taken pursuant to this Section 5(e) shall be borne by Purchaser.

      6. Specific Performance. Each of Purchaser and the Company acknowledges that the other party would not have an adequate remedy at law for money damages if any of the covenants or agreements of the other party in this Agreement were not performed in accordance with its terms and therefore agrees that the other party shall be entitled to specific enforcement of such covenants or agreements and to injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

      7. Legend. Each of the Company and Purchaser agrees that the certificates for the Shares and the RenRe Option shall bear the following legend thereon, which legend shall remain until the date the securities represented by such certificates are transferred in accordance with the provisions of this Agreement. In the event of the termination of this Agreement pursuant to Section 13, the second sentence of the legend shall be removed:

      THESE SECURITIES WERE SOLD IN A PRIVATE PLACEMENT, AND ANY COMMON SHARES ISSUED UPON EXERCISE HEREOF WILL BE ISSUED AND SOLD, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER THE SECURITIES ACT OF 1933 OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THESE SECURITIES ARE SUBJECT TO THE PROVISIONS OF A TRANSFER RESTRICTIONS, REGISTRATION RIGHTS AND STANDSTILL AGREEMENT DATED ________, 2002, BY AND BETWEEN THE ISSUER AND THE PURCHASER IDENTIFIED THEREIN, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH.

      8. Entire Agreement. This Agreement, the Investment Agreement, the Services Agreement, the RenRe Option Agreement and the Confidentiality Agreement (which Confidentiality Agreement shall terminate as of Closing), contain the entire understanding of the parties with respect to the subject matter of such agreements. This Agreement may not be amended or any provision waived except by a writing signed, in the case of an amendment, by each party hereto and, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof unless the other party is materially prejudiced thereby, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights and remedies provided by law.

      9. Assignment. This Agreement is not assignable by either of the parties without the prior written consent of the other, except that this Agreement may be assigned by the Purchaser to (i) any Subsidiary of Purchaser that is a Foreign Corporation (as defined in the Investment Agreement) and a Qualified Institutional Buyer (as such term is defined in Rule 144A under the Act), provided that such assignee enters into an assumption agreement reasonably satisfactory to the Company, and, provided further that no assignment pursuant to this clause shall relieve Purchaser of its obligations hereunder, and (ii) Purchaser may assign in whole or in part its rights and obligations under this Agreement (excluding Sections 4 and 5 hereof) to any transferee of Registrable Shares representing more than 4% of the outstanding Common Shares. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      10. Severability. If any term, provision or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and restrictions of this Agreement shall remain in full force and effect, unless such action would substantially impair the benefits to either party of the remaining provisions of this Agreement.

      11. Notices. Any notices and other communications required to be given pursuant to this Agreement shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested), or delivered by facsimile or by telex, as follows:

      If to the Company:

                Platinum Underwriters Holdings, Ltd.
                Clarendon House
                2 Church Street
                Hamilton HM (11)
                Bermuda
                Attention:  General Counsel
                Telecopier: (441) 292-4720

      with copies to:

                Linda E. Ransom
                Dewey Ballantine LLP
                1301 Avenue of the Americas
                New York, New York 10019
                Telecopier:  (212) 259-6333

      If to Purchaser:

                RenaissanceRe Holdings Ltd.
                Renaissance House
                8-12 East Broadway
                Pembroke HM19 Bermuda
                Attention:  Stephen H. Weinstein, General Counsel
                Telecopier: (441) 296-5037

      with copies to:

                John S. D'Alimonte
                Wilikie Farr & Gallagher
                787 Seventh Avenue
                New York, New York 10019
                Telecopier: (212) 728-8111

      12. Effectiveness of Agreement. This Agreement shall become effective only upon the execution and delivery of this Agreement by the parties hereto and the occurrence of the Closing under the Investment Agreement.

      13. Termination. This Agreement shall terminate upon the occurrence of any of the following:

      (a) the written agreement of the Company and Purchaser to terminate this Agreement; or

      (b) Purchaser shall cease to own Voting Securities.

provided, that the provisions set forth in Section 4(a) hereof will continue in effect until six months after the termination of this Agreement.

      14. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

      15. Governing Law, etc. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws rules of such State. This Agreement may be executed in one or more counterparts, which together will constitute a single agreement.

      16. Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or, if such court shall not have jurisdiction over such suit, any New York State court sitting in New York City, so long as such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents only with respect to such suits, actions or proceedings to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Without limiting the foregoing, each party agrees that service of process on such party by hand delivery as provided in Section 11 shall be deemed effective service of process on such party.

      17. Waiver of Jury Trial. Each of the parties hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

      18. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

            If you are in agreement with the foregoing, please sign the accompanying copy of this letter and return it to the Company, whereupon this letter shall be a binding agreement between you and the Company.

                                                Very truly yours,

                                                PLATINUM UNDERWRITERS
                                                HOLDINGS, LTD.


                                                By: /s/ Jerome T. Fadden
                                                    ----------------------------
                                                Name:  Jerome T. Fadden
                                                Title: President & CEO

Accepted and agreed as of the  date first written above:

RENAISSANCERE HOLDINGS, LTD.


By: /s/ John M. Lummis
   ------------------------------
Name:   John M. Lummis
Title:  Executive Vice President and
        Chief Financial Officer


         [Signature Page to Transfer Restrictions, Registration Rights
                           and Standstill Agreement]